Exhibit 99.1
ZoomInfo Announces Fourth Quarter and Full-Year 2020 Financial Results

Fourth Quarter GAAP Revenue of $139.7 million Grows 53% year-over-year
Fourth Quarter GAAP Operating Income Margin of 21% and Adjusted Operating Income Margin of 45%
Fourth Quarter Cash Flow from Operations of $66.8 million and Unlevered Free Cash Flow of $76.6 million

Vancouver, WA, February 22, 2021 - ZoomInfo, (NASDAQ: ZI) a global leader in go-to-market intelligence solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2020.

“We ended the year strong, delivering another quarter of record results, highlighted by an industry-leading combination of growth and profitability,” said Henry Schuck, ZoomInfo Founder and CEO. “Our success is driven by the success of our customers, as we continue to help companies of all sizes, across all industries modernize their go-to-market efforts with our expanding data, insights, and automation platform.”

In a separate release today, the company announced key organizational changes. Effective today, Chris Hays has been promoted to Chief Operating Officer, Hila Nir has been promoted to Chief Product Officer, and Shane Murphy-Reuter has joined as Chief Marketing Officer.

Fourth Quarter 2020 Financial Highlights:
•Revenue of $139.7 million, an increase of 53% year-over-year, which is inclusive of $2.0 million in revenue from acquisitions that closed in the fourth quarter.
•Operating income of $29.6 million and Adjusted Operating Income of $63.4 million.
•GAAP operating income margin of 21% and Adjusted Operating Income Margin of 45%.
•Cash flow from operations of $66.8 million, and Unlevered Free Cash Flow of $76.6 million.

Full-Year 2020 Financial Highlights:
•Revenue of $476.2 million, an increase of 62% year-over-year.
•Operating income of $37.1 million and Adjusted Operating Income of $226.0 million.
•GAAP operating income margin of 8% and Adjusted Operating Income Margin of 47%.
•Cash flow from operations of $169.6 million, and Unlevered Free Cash Flow of $243.7 million.

Recent Business and Operating Highlights:
•The company released ZoomInfo for Recruiters, a purpose-built platform for recruiting teams to identify, target, and engage with top talent, filling open requisitions quickly and efficiently. Through the platform, recruiting teams can uncover data such as work history, educational background, and department organizational charts to help better understand managerial, functional, and technical experience.
•The company’s annual net revenue retention rate for 2020 was 108%.
•ZoomInfo closed the year with more than 20,000 customers, including more than 850 customers with $100,000 or greater in annual contract value.
•ZoomInfo was awarded three awards for 2020 company culture excellence by Comparably in the fourth quarter. Comparably placed ZoomInfo at No. 15 on its large companies list for Best Company Culture. ZoomInfo was included on the large companies list of the Best Companies for Women; additionally ZoomInfo Founder and CEO Henry Schuck was included in the top-20 list of Best CEOs at large companies.

Q4 2020 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Increase YoY		Non-GAAP Quarterly Results	Increase YoY

Revenue	$139.7	53%

Operating Income	$29.6	54%	Adjusted Operating Income	$63.4	34%

Operating Income Margin	21%		Adjusted Operating Income Margin	45%

Net Income Per Share (Diluted)	$0.14		Adjusted Net Income per share (Diluted)	$0.12

Cash Flow from Operating Activities	$66.8	293%	Unlevered Free Cash Flow	$76.6	84%

FY 2020 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Results	Increase YoY		Non-GAAP Results	Increase YoY

Revenue	$476.2	62%

Operating Income	$37.1	3%	Adjusted Operating Income	$226.0	35%

Operating Income Margin	8%		Adjusted Operating Income Margin	47%

Net Income Per Share (Diluted)	$(0.11)		Adjusted Net Income per share (Diluted)	$0.34

Cash Flow from Operating Activities	$169.6	282%	Unlevered Free Cash Flow	$243.7	59%

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:

Based on information available as of February 22, 2021, ZoomInfo is issuing guidance for the first quarter and full-year 2021 as follows:

	Q1 2021	FY 2021
GAAP Revenue	$144 - $146 million	$645 - $655 million
Non-GAAP Adjusted Operating Income	$61 - $63 million	$280 - $285 million
Non-GAAP Adjusted Net Income per share	$0.10 - $0.11	$0.47 - $0.49
Non-GAAP Unlevered Free Cash Flow	Not guided	$270 - $280 million
Based on full-year diluted weighted average shares outstanding of 405 million.

Conference Call and Webcast Information:

ZoomInfo will host a conference call today, February 22, 2021, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. The call will be accessible by telephone: (833) 519-1261 (U.S.) or (914) 800-3834 (International) with the passcode: 3107818.

The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.

Non-GAAP Financial Measures and Other Metrics:

To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income from operations plus (i) impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, and (v) integration costs and acquisition-related compensation. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.

We define Adjusted Net Income as Adjusted Operating Income less (i) interest expense, net, (ii) other (income) expense, net, excluding TRA liability remeasurement (benefit) expense, and (iii) income tax expense (benefit) including incremental tax effects of adjustments to arrive at Adjusted Operating Income and current tax benefits related to the TRA. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.

We define Unlevered Free Cash Flow as net cash provided from operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, and (iv) cash payments related to integration costs and acquisition-related compensation. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define annual net revenue retention as the total ACV generated by our customers and customers of Pre-Acquisition ZI at the end of the year divided by the ACV generated by the same group of customers at the end of the prior year. Pre-Acquisition ZI means Zoom Information, Inc., which we acquired on February 1, 2019.

Cautionary Statement Regarding Forward-Looking Information:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements: (i) the COVID-19 pandemic, including the global economic uncertainty and measures taken in response, could materially impact our business and future results of operations; (ii) larger well-funded companies shifting their existing business models to become more competitive with us; (iii) our ability to provide or adapt our platform for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to data privacy; (iv) the effects of companies more effectively catering to our customers by offering more tailored products or platforms at lower costs; (v) adverse general economic and market conditions reducing spending on sales and marketing; (vi) the effects of declining demand for sales and marketing subscription platforms; (vii) our ability to improve our technology and keep up with new processes for data collection, organization, and cleansing; (viii) our ability to provide a highly accurate, reliable, and comprehensive platform moving forward; (ix) our reliance on third-party systems that we do not control to integrate with our system and our potential inability to continue to support integration; (x) our ability to adequately fund research and development potentially limiting introduction of new features, integrations, and enhancements; (xi) our ability to attract new customers and expand existing subscriptions; (xii) a decrease in participation in our contributory network or increased opt-out rates impacting the depth, breadth, and accuracy of our platform; (xiii) our failure to protect and maintain our brand and our ability to attract and retain customers; (xiv) our failure to achieve and maintain effective internal controls over financial reporting; (xv) our ability to successfully integrate acquired businesses, services, databases and technologies into our operations; (xvi) our substantial indebtedness, which could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry, and our ability to meet our obligations under our outstanding indebtedness, and could divert our cash flow from operations for debt payments; (xvii) the parties to our stockholders agreement controlling us and their interests conflicting with ours or our other stockholders in the future; (xviii) our being a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements; and (xix) other factors described under “Risk Factors” in our Prospectus as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, on December 2, 2020, and in other reports we file from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in our forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this press release speaks only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

About ZoomInfo:
ZoomInfo (NASDAQ: ZI) is a Go-To-Market Intelligence Solution for more than 20,000 companies worldwide. The ZoomInfo platform empowers business-to-business sales, marketing, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of company and contact information. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. ZoomInfo emphasizes GDPR and CCPA compliance. In addition to creating the industry’s first proactive notice program, the company is a registered data broker with the states of California and Vermont. Read about ZoomInfo’s commitment to compliance, privacy, and security. For more information about our leading Go-To-Market Intelligence Solution, and how it helps sales, marketing, and recruiting professionals, please visit www.zoominfo.com

Website Disclosure:
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
IR@zoominfo.com

Media Contact
Steve Vittorioso
Director, Communications
978-875-1297
PR@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data; unaudited)

	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$269.8	$41.4
Short-term investments	30.6	—
Restricted cash	1.2	1.1
Accounts receivable	121.2	86.9
Prepaid expenses and other current assets	14.3	8.3
Deferred costs	14.7	6.6
Income tax receivable	2.4	3.9
Total current assets	454.2	148.2

Property and equipment, net	31.0	23.3
Operating lease right-of-use assets, net	32.0	36.8
Intangible assets, net	365.7	370.6
Goodwill	1,000.1	966.8
Deferred tax assets	415.7	—
Deferred costs and other assets, net of current portion	28.7	16.2
Total assets	$2,327.4	$1,561.9

Liabilities, Temporary, and Permanent Equity (Deficit)
Current liabilities:
Accounts payable	$8.6	$7.9
Accrued expenses and other current liabilities	81.5	62.9
Unearned revenue, current portion	221.3	157.7
Income taxes payable	3.4	0.5
Current portion of operating lease liabilities	6.0	4.0
Current portion of long-term debt	—	8.7
Total current liabilities	320.8	241.7

Unearned revenue, net of current portion	1.4	1.4
Tax receivable agreements liability, net of current portion	271.0	—
Operating lease liabilities, net of current portion	33.6	40.7
Long-term debt, net of current portion	744.9	1,194.6
Deferred tax liabilities	8.3	82.8
Other long-term liabilities	7.8	14.3
Total liabilities	1,387.8	1,575.5

Series A Preferred Units	—	200.2
Commitments and Contingencies

Permanent Equity (Deficit)
Members' equity (deficit)	—	(207.8)
Class A common stock, par value $0.01	0.9	—
Class B common stock, par value $0.01	2.2	—
Class C common stock, par value $0.01	0.9	—
Additional paid-in capital	505.2	—
Accumulated other comprehensive income (loss)	(2.4)	(6.0)
Retained Earnings	(4.0)	—
Noncontrolling interests	436.8	—
Total equity (deficit)	939.6	(213.8)

Total liabilities, temporary, and permanent equity (deficit)	$2,327.4	$1,561.9

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenue	$139.7	$91.1	$476.2	$293.3

Cost of service:
Cost of service(2)	20.0	13.1	84.2	43.6
Amortization of acquired technology	6.6	5.4	23.3	25.0
Gross profit	113.1	72.6	368.7	224.7

Operating expenses:
Sales and marketing(2)	45.2	27.2	184.9	90.2
Research and development(2)	14.5	8.5	51.4	30.1
General and administrative(2)	17.5	9.2	62.8	35.1
Amortization of other acquired intangibles	4.8	4.7	18.7	17.6
Restructuring and transaction related expenses	1.5	3.8	13.8	15.6
Total operating expenses	83.5	53.4	331.6	188.6
Income (loss) from operations	29.6	19.2	37.1	36.1

Interest expense, net	10.0	25.5	69.3	102.4
Loss on debt extinguishment	—	—	14.9	18.2
Other (income) expense, net	(11.6)	—	(15.4)	—
Income (loss) before income taxes	31.2	(6.3)	(31.7)	(84.5)
Benefit (expense) from income taxes	5.1	0.8	(4.7)	6.5
Net income (loss)	36.3	(5.5)	(36.4)	(78.0)
Less: Net income (loss) attributable to ZoomInfo OpCo prior to the Reorganization Transactions	—	(5.5)	(5.1)	(78.0)
Less: Net income (loss) attributable to noncontrolling interests	10.8	—	(27.3)	—
Net income (loss) attributable to ZoomInfo Technologies Inc.	$25.5	$—	$(4.0)	$—

Net income (loss) per share of Class A and Class C common stock(1):
Basic	$0.16	N/A	$(0.10)	N/A
Diluted	$0.14	N/A	$(0.11)	N/A
(1)Basic and diluted earnings per share of Class A and Class C common stock is applicable only for the period from June 4, 2020 through December 31, 2020, which is the period following the initial public offering ("IPO") and related Reorganization Transactions.
(2)Amounts include equity-based compensation expense, as follows:

Cost of service	$3.6	$1.1	$27.4	$4.0
Sales and marketing	9.0	4.0	62.6	11.2
Research and development	1.7	1.3	13.6	4.7
General and administrative	3.1	1.6	18.0	5.2
Total equity-based compensation expense	$17.4	$8.0	$121.6	$25.1

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Year Ended December 31,
	2020	2019

Cash flows from operating activities:
Net income (loss)	$(36.4)	$(78.0)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	50.8	48.7
Amortization of debt discounts and issuance costs	3.9	4.9
Amortization of deferred commissions costs	25.1	9.2
Asset impairments	—	1.1
Loss early on extinguishment of debt	14.9	9.4
Deferred consideration valuation adjustments	1.3	1.8
Equity-based compensation expense	121.6	25.1
Deferred income taxes	(1.8)	(7.2)
Tax receivable agreement remeasurement	(15.7)	—
Provision for bad debt expense	1.4	0.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(32.9)	(34.5)
Prepaid expenses and other current assets	(5.9)	(2.4)
Deferred costs and other assets	(40.0)	(27.8)
Income tax receivable	1.5	(1.9)
Accounts payable	(0.2)	5.1
Accrued expenses and other liabilities	21.9	18.2
Unearned revenue	60.1	71.9
Net cash provided by (used in) operating activities	169.6	44.4

Cash flows from investing activities:
Purchases of short-term investments	(30.6)	—
Purchases of property and equipment and other assets	(16.8)	(13.6)
Cash paid for acquisitions, net of cash acquired	(65.9)	(723.1)
Net cash provided by (used in) investing activities	(113.3)	(736.7)

Cash flows from financing activities:
Payments of deferred consideration	(24.7)	(0.3)
Proceeds from debt issuances	35.0	1,220.8
Repayment of debt	(510.9)	(649.8)
Payments of debt issuance costs	(1.0)	(16.7)
Repurchase outstanding equity / member units	(332.4)	(11.9)
Taxes paid related to net share settlement of equity awards	(0.4)	—
Proceeds from equity offering, net of underwriting discounts	1,023.7	200.2
Payments of IPO issuance costs	(7.2)	—
Tax distributions	(9.9)	(16.5)
Net cash provided by (used in) financing activities	172.2	725.8

Net increase (decrease) in cash, cash equivalents, and restricted cash	228.5	33.5
Cash, cash equivalents, and restricted cash at beginning of year	42.5	9.0
Cash, cash equivalents, and restricted cash at end of year	$271.0	$42.5

Supplemental disclosures of cash flow information
Interest paid in cash:	$66.5	$95.0
Cash paid for taxes	$1.9	$—

Supplemental disclosures of non-cash investing and financing activities:
Deferred variable consideration from acquisition of a business	$—	$33.4
Accrued unit repurchases	$—	$5.6

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow From Operations to Unlevered Free Cash Flow
($ in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Cash flow from operations	$66.8	$17.0	$169.6	$44.4
Purchases of property and equipment and other assets	(4.9)	(4.3)	(16.8)	(13.6)
Interest paid in cash	9.7	24.4	66.5	95.0
Restructuring and transaction-related expenses paid in cash	1.4	2.4	13.1	12.8
Integration costs and acquisition-related compensation paid in cash	3.7	2.1	11.3	15.0
Unlevered Free Cash Flow	$76.6	$41.5	$243.7	$153.6

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Income (Loss) From Operations to Adjusted Operating Income
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$36.3	$(5.5)	$(36.4)	$(78.0)
Add (less): Expense (benefit) from income taxes	(5.1)	(0.8)	4.7	(6.5)
Add: Interest expense, net	10.0	25.5	69.3	102.4
Add: Loss on debt extinguishment	—	—	14.9	18.2
Add (less): Other expense (income), net	(11.6)	—	(15.4)	—
Income (loss) from operations	29.6	19.2	37.1	36.1
Add: Impact of fair value adjustments to acquired unearned revenue	0.7	4.9	2.6	32.2
Add: Amortization of acquired technology	6.6	5.4	23.3	25.0
Add: Amortization of other acquired intangibles	4.8	4.7	18.7	17.6
Add: Equity-based compensation	17.4	8.0	121.6	25.1
Add: Restructuring and transaction-related expenses	1.5	3.8	13.8	15.6
Add: Integration costs and acquisition-related expenses	3.0	1.2	9.0	15.5
Adjusted Operating Income	63.4	47.2	226.0	167.1
Less: Interest expense, net	(10.0)	(25.5)	(69.3)	(102.4)
Less (add): Other expense (income), net, excluding TRA liability remeasurement (benefit) expense	(0.2)	—	(0.3)	—
Add (less): Benefit (expense) from income taxes	5.1	0.8	(4.7)	6.5
Less: Tax impacts of adjustments to net income (loss)	(10.1)	(1.9)	(13.5)	(9.3)
Adjusted Net Income	$48.3	$20.5	$138.2	$62.0

Shares for Adjusted Net Income Per Share(1)	403		403
Adjusted Net Income Per Share	$0.12		$0.34
____________________________________________
(1)     Diluted earnings per share is computed by giving effect to all potential weighted average Class A common stock, Class C common stock, and any securities that are convertible into Class A common stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP. Shares and grants issued in conjunction with the IPO were assumed to be issued at the beginning of the period.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2020	2019	2020	2019
Adjusted Operating Income	$63.4	$47.2	$226.0	$167.1

Revenue	139.7	91.1	476.2	293.3
Impact of fair value adjustments to acquired unearned revenue	0.7	4.9	2.6	32.2
Revenue for adjusted operating margin calculation	$140.4	$96.1	$478.8	$325.6
Adjusted Operating Income Margin	45%	49%	47%	51%